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                                   EXHIBIT 99

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      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


R. Miles Ledgerwood, President and Chief Executive Officer, and Norma J. Clute, Chief Financial Officer and Treasurer of Alamogordo Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-KSB for the year ended June 30, 2002 and that to the best of his or her knowledge:

     1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


September 25, 2002                  /s/ R. Miles Ledgerwood
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Date                                R. Miles Ledgerwood
                                    President and Chief Executive Officer


September 25, 2002                  /s/ Norma J. Clute
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Date                                Norma J. Clute
                                    Chief Financial Officer and Treasurer